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                                                                   EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of Hexcel Corporation of our report dated January 28, 1998, except as to Aggregate Maturities of Notes Payable in Note 7 which is as of March 5, 1998, relating to the financial statements of Hexcel Corporation, which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
San Jose, California
February 1, 1999